UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported):
April 1, 2006
Maxtor Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)
500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 894-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On April 4, 2006, Maxtor Corporation (the “Company”) issued a press release updating its financial guidance for the first quarter ended April 1, 2006.
     The press release relating to updated financial guidance for the first quarter ended April 1, 2006 is attached hereto as Exhibit 99.1.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     On April 4, 2006, the Company announced that its 2.375% Convertible Senior Notes due 2012 (the “Senior Notes”) will be convertible during the fiscal quarter ending July 1, 2006 due to a conversion condition having been met. The Company issued the Senior Notes under an Indenture dated as of August 15, 2005, entered into between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Indenture”). The enclosed discussion is qualified in its entirety by the text of the Indenture, which was filed on November 4, 2005 with Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Form 10-Q for the period ended October 1, 2005.
     Under the terms of the Indenture, the Company’s Senior Notes are convertible, at the option of the holders, at any time during a fiscal quarter if during the last 30 trading days of the immediately preceding fiscal quarter the Company’s common stock trades at a price in excess of 110% of the conversion price for 20 consecutive trading days. The conversion condition was met when the closing price of the Company’s common stock exceeded $7.18 per share for 20 trading days within the last 30 trading days ending April 1, 2006. Upon conversion, the Company will deliver cash for the lesser of the principal amount of the Senior Notes or the conversion value of the Senior Notes, where conversion value is the conversion rate then in effect multiplied by the market price of the Company’s common stock price for a specified period. To the extent that the conversion value exceeds the principal amount of the Senior Notes, the Company will, at its election, pay cash or issue shares of its common stock with a value equal to the value of such excess. For further detail regarding the conversion features of the Senior Notes, please refer to the Company’s Form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC on February 22, 2006.
     As a result, the Company will classify the $326 million of Senior Notes as short-term debt on its April 1, 2006 balance sheet. The ability for the holders to convert will expire on July 1, 2006, unless the conversion condition is met again in the last 30 trading days ending July 1, 2006. In addition, the Company will expense in the first quarter of 2006 approximately $7.4 million of unamortized debt issuance costs.
     The Company believes that the likelihood that any holder of the Company’s Senior Notes will actually exercise its conversion right is remote. In addition, if a holder of the Senior Notes were to exercise its conversion right, then, under the terms of the Indenture, rather than issuing cash and shares of common stock, if any, to settle that conversion, the Company has the right to designate a financial institution to exchange shares of the Company’s common stock owned by that financial institution for any Senior Notes surrendered for conversion. Any Senior Notes exchanged by the designated financial institution would not be converted and would remain outstanding.
     For further detail regarding the conversion rights described above, please refer to the Company’s registration statement on Form S-3, and each of the amendments thereto, initially filed with the SEC on November 4, 2005 (SEC File No. 333-129477).

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On April 4, 2006, the Audit Committee of the Company’s Board of Directors approved a reduction in force of up to 900 employees in the Singapore facility over the next several weeks. The Company’s pending acquisition by Seagate Technology (“Seagate”) resulted in lower than expected unit volume growth in the first quarter of 2006. Because of the decrease in volume, the Company significantly reduced its production schedule in the first quarter. The reduction in force is a result of the Company’s reduction in its production schedule. An estimated $6 million will be recorded in the first quarter of 2006 for severance-related expenses from the reduction in force. All of the charges will result in future cash expenditures. Other than cash payments related to this charge, the Company does not expect to incur or pay any material additional amounts in connection with this reduction in force in 2006.
Item 7.01 Regulation FD Disclosure.
     On December 21, 2005, the Company announced that it had entered into a definitive agreement with Seagate that provides for Seagate to acquire Maxtor in a merger transaction. In connection with the proposed transaction, Seagate has filed with the SEC a registration statement on Form S-4 containing a joint proxy statement / prospectus (SEC File No. 333-132420).
     On April 3, 2006, the Company notified the New York Stock Exchange that April 11, 2006 has been established as the new record date for its 2006 Annual Meeting of Stockholders. No date has been established for the stockholders meeting as the joint proxy statement / prospectus is still under review by the SEC. However, the stockholders meeting cannot be held until at least 20 business days after the joint proxy statement / prospectus is first mailed to the Company’s stockholders.
     Clearance to proceed with the merger of the Company and Seagate was received from the U.S. Federal Trade Commission on February 14, 2006. The regulatory review process in the European Union and other countries is currently underway.
     The Company and Seagate are preparing for the potential of closing this transaction during the month of May 2006, contingent on regulatory and stockholder approval. If regulatory and stockholder approval are not obtained until later in the quarter, the companies have agreed to delay closing the proposed transaction until after the end of Seagate’s fiscal year, which is June 30, 2006, to ensure an orderly fiscal year-end audit for Seagate.
Item 8.01 Other Matters.
     On April 4, 2006, the Company issued revised guidance for the first quarter ended April 1, 2006 as follows:
•	Revenue between $875 and $885 million;

•	Gross profit margin of approximately 2%;

•	A net loss of between $(100) and $(104) million, or $(0.39) to $(0.40) per share on a GAAP basis; and

•	Cash balance in excess of $500 million.

Item 9.01 Financial Statements and Exhibits.
     (c)      Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Press release dated April 4, 2006 regarding updated guidance for the first quarter of 2006.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Forward-Looking Statements
     This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this report that are not purely historical, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future, are forward-looking statements. Examples of forward-looking statements in this current report on Form 8-K include statements regarding updated financial guidance for the first quarter ended April 1, 2006, likelihood that a holder of Senior Notes will exercise their conversion right, anticipated amount of costs associated with Company’s reduction in force, the timetable for completion of the reduction in force and the anticipated closing date for the merger of Seagate and the Company. These statements are based on current expectations and are subject to risks and uncertainties which could materially affect the Company’s results, including, but not limited to, market demand for hard disk drives, qualification of the Company’s products, market acceptance of its products, the Company’s ability to execute future development and production ramps and utilize manufacturing assets efficiently, changes in product and customer mix, the availability of components, pricing trends, actions by competitors, general economic and industry conditions, the impact of the announced transaction between the Company and Seagate on current customer demand prior to the closing of the transaction, and the possibility that Seagate’s pending acquisition of the Company will not be consummated on a timely basis or at all. These and other risk factors are contained in documents filed with the SEC, including, but not limited to, the Company’s Form 10-K for fiscal year ended December 31, 2005 filed with the SEC on February 22, 2006 and in Seagate’s registration statement on Form S-4 filed with SEC on March 14, 2006 (SEC File No. 333-132420). Forward-looking statements are based on information available to the Company as of the date of this release and current expectations, forecasts and assumptions involve a number of risks that could cause actual results to differ materially from those anticipated by the forward-looking statements. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information
     On December 21, 2005, Maxtor announced that it had entered into a definitive agreement with Seagate Technology which provides for Seagate to acquire Maxtor in a merger transaction. In connection with the proposed transaction, Seagate filed a Registration Statement on Form S-4 with the SEC on March 14, 2006 containing a preliminary Joint Proxy Statement/Prospectus (SEC File No. 333-132420). This registration statement has not been declared effective by the SEC. Each of Seagate and Maxtor have filed, and will continue to file, with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement / Prospectus will be mailed to stockholders of Seagate and Maxtor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
     Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Seagate and Maxtor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders are able to obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC from Seagate by directing a request to Seagate Technology, 920 Disc Drive, P.O. Box 66360, Scotts Valley, California 95067, Attention: Investor Relations (telephone: (831) 439-5337) or going to Seagate’s corporate website at www.Seagate.com; or from Maxtor by directing a request to Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, Attention: VP of Investor Relations (telephone: 408-894-5000) or going to Maxtor’s corporate website at www.Maxtor.com.
     Seagate and Maxtor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Seagate’s directors and executive officers is contained in Seagate’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005 and its proxy statement dated October 7, 2005, which were filed with the SEC. Information regarding Maxtor’s directors and executive officers is contained in Maxtor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, its proxy statement dated April 11, 2005, supplemental proxy statement dated May 10, 2005, its Current Report on Form 8-K dated August 24, 2005 as well as Seagate’s Registration Statement on Form S-4 dated March 14, 2006, which were filed with the SEC. Additional information regarding the interests of such potential participants are included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 4, 2006

MAXTOR CORPORATION
By:	/s/ Duston M. Williams
Name:	Duston M. Williams
Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Press release dated April 4, 2006 regarding updated guidance for the first quarter of 2006.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.